RULE 10f-3 REPORT FORM
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman Dividend Advantage Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record Of Securities Purchased
Under the Rule 10f-3 Procedures

1.  Name of Portfolio/Series: Neuberger Berman Income Opportunity Fund Inc.

2.  Name of Issuer: U-Store-It Trust

3.  Date of Purchase: October 21, 2004

4.  Underwriter from whom purchased: Citigroup Global Markets Inc.

5. Affiliated Underwriter managing or participating in underwriting syndicate: Lehman Brothers Inc.

6.  Is a list of the underwriting syndicates members attached?
     Yes  X
     No ___

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase : 279,000 shares

8.  Aggregate principal amount of offering: 25,000,000 shares

9.  Purchase price (net of fees and expenses): $16.00

10. Date offering commenced: October 21, 2004

11. Offering price at close of first day on which any sales were made: $16.00

12. Commission, spread or profit: 6.25%			$1.00/share



13. Have the following conditions been satisfied? Yes No
 a. The securities are:
    part of an issue registered under the Securities Act of 1933 which is being offered to the public;
     Yes  X

     No ____
    part of an issue of Government Securities;
     Yes____
     No ____

    Eligible Municipal Securities;
     Yes____
     No ____

    sold in an Eligible Foreign Offering; or Yes____
     No ____

    sold in an Eligible Rule 144A offering?
     Yes____
     No ____

    (See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)
 b. (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR
     Yes  X
     No ____

    (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

     Yes____

     No ____

 c. The underwriting was a firm commitment underwriting?
     Yes  X
     No ____

 d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?
     Yes  X

     No ____

 e. The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less than three years.
     Yes  X

     No ____

 f. (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR
      Yes  X

      No ____

    (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:
    (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus
   (ii) The principal amount of the offering of such class in any concurrent pubic offering?

      Yes____

      No ____

 g. (1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale; OR

      Yes  X

      No ____

    (2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

      Yes____
      No ____

 h. Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Board?

      Yes  X

      No ____


Approved:		Date: November 2, 2004

















Attachment
RULE 10f-3  REPORT FORM

Additional Information for paragraph (d) commission or spread comparable recent offerings:

		Comparison # 1 Comparison # 2 Comparison # 3

Security		U-Store-It 	Thomas 		Gramercy
			Trust		Properties	Capital
					Group		Corp.

Date Offered		10/21/04	10/6/04		7/27/04

Offering Price 		$16		$12		$15

Spread ($)		$1.00		$0.84		$1.05

Spread (%)		6.25%		7.0%		7.0%

Type of Security 	Common		Common		Common
			Equity IPO 	Equity IPO	Equity IPO

Rating or Quality
Size of Issue		25mm shs	14.286mm shs	12.5mm shs

Total
Capitalization
of Issuer		$551.7mm	$365.6mm 	 $220.8mm

Note:  Minimum of two comparisons must be completed for each purchase.




B-1